UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2013

WITS BASIN PRECIOUS MINERALS INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

1-12401	84-1236619
(Commission File Number)	(IRS Employer Identification No.)

80 South Eighth Street, Suite 900

Minneapolis, MN 55402

(Address of principal executive offices) (Zip Code)

(612) 349-5277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 18, 2013, Wits Basin Precious Minerals Inc. (the “Company”) was notified by the U.S. Securities and Exchange Commission (the “Commission”) that a temporary suspension of trading of the Company’s common stock was enacted. The suspension became effective at 9:30 a.m. EST on December 18, 2013 and terminates at 11:59 p.m. EST on January 2, 2014. The Commission ordered the temporary suspension due to a lack of current and accurate information since the Company has not filed certain periodic reports with the Commission since its report on Form 10-Q for the quarter ended September 30, 2010. The Company continues to utilize its limited resources towards its equity interest in the China iron ore mine.

The Company owns a 75% equity interest in China Global Mining Resources (BVI) Limited, which owns China Global Mining Resources (Hong Kong), which owns the Xiaonanshan Iron Ore Mine (the “XNS”), located in Anhui Provence of the People’s Republic of China. The Company has been informed that the XNS and CGMR (HK) Annual Financial Audits are continuing and should be completed during the first quarter of 2014. Once the XNS and CGMR (HK) audits have been achieved, then the audit process of CGMR (BVI) and the Company will commence. Upon completion, the Company should then be able to update its periodic reports with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WITS BASIN PRECIOUS MINERALS INC.

Date: December 20, 2013	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer